                                                                 Exhibit 10.14


                          EXCLUSIVE LICENSE AGREEMENT


     THIS EXCLUSIVE LICENSE AGREEMENT dated as of February 27, 1995 (the "Effective Date") is between Thermo BioAnalysis Corporation, a Delaware corporation ("Licensor"), and Thermo Separation Products Inc., a Delaware corporation ("Licensee"). (Licensor and Licensee are sometimes referred to individually as a "Party" or collectively as the "Parties".)

     WHEREAS, pursuant to an Asset Transfer Agreement of even date herewith, Licensee has transferred to Licensee all of its right, title and interest in and to certain Technology (defined below) which is or may be useful in the conduct of business outside of the CE Field (defined below);

     WHEREAS, Licensee desires to obtain an exclusive license under such Technology to conduct business outside of the CE Field throughout the world, as well as an option to obtain a license in the said territory to any Improvements (defined below) to such Technology;

     WHEREAS, Licensor is willing to grant Licensee such an exclusive license subject to Licensee's obligation to grant an option to Licensor to obtain a license to any Improvements to the Technology for use in the CE Field and subject to the other terms and conditions of this Agreement; and

     WHEREAS, Licensee is willing to accept such license;

     NOW, THEREFORE, in consideration of the foregoing, of the mutual covenants set forth below, and of other good and valuable consideration, receipt of which is hereby acknowledged, the Parties hereby agree as follows:


                                   SECTION 1

                                  DEFINITIONS

     As used in this Agreement, the following terms have the meanings set forth below:

     1.1 "Affiliate" shall mean an entity that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with a Party. "Control" shall mean the possession of the power to direct or cause the direction of the management and policies of such Party, whether through the ownership of voting stock, by contract or otherwise. In the case of a corporation "control" shall mean, among other things, the direct or indirect ownership of more than fifty percent (50%) of its outstanding voting stock. Notwithstanding the foregoing, no entity which is an Affiliate of the Licensor or of the Licensee shall also be deemed to be an Affiliate of the Licensee or of the Licensor (as the case may be), if such entity would not otherwise be an Affiliate of the Licensee or Licensor (as the case may be) but for the equity interest of Thermo Instrument Systems Inc. in both Licensor and Licensee.

     1.2 "Claims" shall mean any and all liabilities, damages, losses, settlements, claims, actions, suits, penalties, fines, costs or expenses (including, without limitation, reasonable attorneys' fees).

     1.3 "Licensor Patent Rights" mean (a) the patents issued and patent applications listed on Exhibit A that are pending in the Territory, (b) any patent application constituting an equivalent, counterpart, reissue, extension or continuation (including, without limitation, a continuation in part or a division) of any of the foregoing applications having force in the Territory, and (c) any patent issued or issuing upon any of the foregoing applications in any country in the Territory.

     1.4 "Licensed Technology" means all Technology outside of the CE Field owned or controlled by Licensor as of the date hereof. "Owned or controlled" shall include Technology which the Licensor owns, or under which the Licensor is licensed (other than by Licensee) and has the right to grant sublicenses and/or grant immunity from suit.

     1.5 "Technology" shall mean any public or non-public technical or other information, patents, patent applications, know-how, unpatented inventions, copyrights and copyright applications, mask works, trademarks, service marks, trade names, marks and logos, plans, drawings, sketches, designs, processes, trade secrets, specifications, computer software and all rights related thereto, and all other intellectual property rights of any nature.

     1.6 "CE Field" means the use of capillary electrophoresis technology to purify or separate biochemical compounds.

     1.7 "Improvements" means any Technology constituting a change, addition, upgrade, modification or revision to the Licensed Technology, or any other Technology outside of the CE Field which either Party owns or controls subsequent to the Effective Date during the Term hereof. "Owned or controlled" shall include Technology which either Party owns, or under which either Party is licensed and has the right to grant sublicenses and/or grant immunity from suit.

     1.8 "Improvement Patent Rights" means (a) any patent application having one or more claims covering Improvements, (b) any patent application constituting an equivalent, counterpart, reissue, extension or continuation of any of the foregoing applications (including, without limitation, a continuation in part or division), or (c) any patent issued or issuing upon any of the foregoing applications.

     1.9   "Territory" shall mean the entire world.


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                                   SECTION 2

                               GRANTS OF LICENSES

     2.1   GRANT OF LICENSES TO LICENSEE.

           (a) LICENSOR TECHNOLOGY. Subject to the terms and conditions of this Agreement, Licensor hereby grants to Licensee an exclusive (against Licensor and all other entities), fully-paid right and license, terminable only as set forth herein, to utilize the Licensed Technology outsi the CE Field throughout the Territory. Licensee shall have the right to grant sublicenses, including the right to authorize further sublicenses, of equal or lesser scope under the foregoing license, subject to the terms of this Agreement.

           (b) RESERVATION. Licensor reserves the exclusive right to utilize, and to license to any entity and authorize further sublicenses, the Licensed Technology in the CE Field.

           (c) TRADEMARK LICENSES TO LICENSEE. Licensor hereby grants to Licensee a royalty-free, fully paid, exclusive (against Licensor and all other entities) right and license to use, in connection with services outsie of the CE Field in the Territory, any trademarks or service marks Licensor owns during the term of this Agreement and which are used outside of the CE Field (the "Licensor Marks") subject to Licensee maintaining such reasonable quality standards for such services rendered under the Licensor Marks as Licensor shall from time to time specify, which standards shall be no more stringent than Licensor's standards for comparable services rendered under the Licensor Marks in the CE Field. Licensor reserves the exclusive right to use the Licensor Marks on goods or services in the CE Field. Licensor may terminate Licensee's license to use a Licensor Mark if Licensee fails to meet Licensor's established quality standards, which failure is not cured within 120 days of notice thereof. Licensor makes no warranties or representations with respect to the Licensor Marks. The provisions of Section 4 shall apply to the Licensor Marks mutatis mutandis.

     2.2   OPTIONS FOR LICENSES TO IMPROVEMENTS.

           (a) LICENSOR OPTION TO LICENSEE IMPROVEMENTS. Licensee hereby grants to Licensor a first option to obtain an exclusive license, on commercially reasonable terms (including, if appropriate, royalties or other compensation), to utilize Improvements of Licensee or its Affiliates in the CE Field. Such option shall extend for a period of one hundred eighty (180) days from the date Licensor receives notification in writing, in the case of Improvement Patent Rights, of filing of any United States or


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

               foreign patent application and a copy of such patent application, and in the case of other Improvements, of a description of such Improvement in reasonable detail. Licensor may exercise its option by informing Licensee in writing during the said one hundred eighty (180) day period that it desires to obtain such a license. Licensee and Licensor shall thereupon negotiate in good faith a license agreement for such Improvement on commercially reasonable terms. In the event that Licensor does not exercise its option to license an Improvement or the Parties do not execute a license agreement for the Improvement at the close of ninety (90) days from Licensor's written notice of exercise, Licensee shall be free to grant a license for the Improvement on terms of its own choosing to a third party.

           (b) LICENSEE OPTION TO LICENSOR IMPROVEMENTS. Licensor hereby grants to Licensee a first option to obtain an exclusive license, on commercially reasonable terms (including, if appropriate, royalties or other compensation), to utilize Improvements of Licensor or its Affiliates outside of the CE Field. Such option shall extend for a period of one hundred eighty (180) days from the date Licensee receives notification in writing, in the case of Improvement Patent Rights, of filing of any United States or foreign patent application and a copy of such patent application, and in the case of other Improvements, of a description of such Improvement in reasonable detail. Licensee may exercise its option by informing Licensor in writing during the said one hundred eighty (180) day period that it desires to obtain such a license. Licensee and Licensor shall thereupon negotiate in good faith a license agreement for such Improvement on commercially reasonable terms. In the event that Licensee does not exercise its option to license an Improvement or the parties do not execute a license agreement to the Improvement at the close of ninety (90) days from Licensee's written notice of exercise, Licensor shall be free to grant a license for the Improvement in the Territory on terms of its own choosing to a third party.


                                   SECTION 3

                             TRANSFER OF TECHNOLOGY

     3.1 TRANSFER OF LICENSED TECHNOLOGY. Promptly after the Effective Date, Licensor will deliver to Licensee copies of written documents and other materials containing, or relating to, the Licensed Technology. For a period of up to one (1) year thereafter, Licensor will make available to Licensee reasonable technical assistance free of charge to enable Licensee to fully implement the Licensed Technology, except that Licensor's reasonable travel, living and incidental expenses shall be reimbursed by Licensee. If Licensee requests technical assistance in addition to the above amount, Licensor agrees to provide such assistance subject to Section 3.3 below.



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


     3.2   TRANSFER OF IMPROVEMENTS.

           (a) Licensee agrees to keep Licensor informed of any Improvements developed or acquired by it and, to the extent requested by Licensor, to provide technical documentation and technical assistance (subject to Section 3.3 below) relating thereto so as to enable Licensor to impleme any such Improvement to which Licensor has obtained a license under Section 2.2(a).

           (b) Licensor agrees to keep Licensee informed of any Improvements developed or acquired by it and, to the extent requested by Licensee, to provide technical documentation and technical assistance (subject to Section 3.3 below) relating thereto so as to enable Licensee to impleme any such Improvement to which Licensee has obtained a license under Section 2.2(b).

     3.3   COST OF TECHNICAL ASSISTANCE.

           (a) If either Party hereunder sends its engineers to visit the facilities of the other Party for technical assistance, the sending Party shall bear its own out-of-pocket expenses in connection with such visit, and the sending Party shall also be charged a consulting fee by the o Party on the basis of such other Party's then-standard consulting rates.

           (b) If either Party hereunder requests that the other Party send technical assistance personnel to provide the requesting Party with technical assistance, the requesting Party shall bear the out-of-pocket expenses of the sending Party in connection with such visit, and the reque Party shall also be charged a consulting fee by the sending Party on the basis of the sending Party's then-standard consulting rates.


                                   SECTION 4

                          INTELLECTUAL PROPERTY RIGHTS

     4.1 FILING AND MAINTENANCE OF PATENT RIGHTS. Licensor shall be responsible for the preparation, filing, prosecution and maintenance of all Licensor Patent Rights in the name of the Licensor, provided, however, that if Licensor determines to abandon preparation, filing or the prosecution of any such Patent Rights or to discontinue making any payment necessary to maintain such Patent Rights, it shall notify Licensee in sufficient time for Licensee to assume such prosecution or make such payment.

     4.2 INFRINGEMENTS BY OTHERS. Each Party shall, as soon as possible after coming to its notice, notify the other Party of any infringement by a third party of the Licensed Technology and the Parties shall consult concerning the action to be taken. Each Party shall have the right, but not the obligation, to prosecute, at its own expense any such infringement. Any recovery or damages derived from such action shall be retained by the prosecuting Party.

     4.3 COOPERATION IN INFRINGEMENT ACTIONS. In any infringement suit as either Party may institute to enforce the Licensed Technology pursuant to this Agreement, the other Party hereto shall, at the request and expense of the Party initiating such suit, cooperate in all respects and, to the extent possible, have its employees testify when requested and make available relevant records, papers, information, samples and the like.


                                   SECTION 5

                            PROPRIETARY INFORMATION

     5.1 PROPRIETARY INFORMATION. "Proprietary Information" shall mean all confidential, proprietary or secret information, including without limitation drawings, data sketches, plans, programs, specifications, techniques, processes, algorithms, inventions and other information or materials, owned, possessed or used by either Party that is at any time so designated by such Party in writing, whether by letter or by the use of a proprietary stamp or legend, prior to the time any such Proprietary Information is disclosed to the other Party. In addition, information that is orally or visually disclosed to the other Party or which is not designated in writing as confidential, proprietary or secret at the time of disclosure shall constitute Proprietary Information if, within thirty
(30) days after such disclosure, the disclosing Party delivers to the receiving Party a written document describing such Proprietary Information and referencing the place and date of such disclosure and the names of the employees of the Party to whom such disclosure was made.

     5.2 EXCLUSIONS FROM PROPRIETARY INFORMATION. Notwithstanding the provisions of subsection 5.1 above, Proprietary Information shall not include any information to the extent it (i) is or becomes a part of the public domain through no act or omission on the part of the receiving Party; (ii) is disclosed to third parties by the disclosing Party without restriction on such third parties; (iii) is in the receiving Party's possession, without actual or constructive knowledge of an obligation of confidentiality with respect thereto, at or prior to the time of disclosure under this Agreement; (iv) is disclosed to the receiving Party by a third party having no obligation of confidentiality with respect thereto; (v) is required to be disclosed pursuant to order of a court or governmental agency or otherwise required by law or the rules of any exchange on which the securities of the receiving Party are then listed for trading, provided that the disclosing Party shall have been given reasonable notice prior to such disclosure; (vi) is independently developed by the receiving Party without reference to the disclosing Party's proprietary information; or (vii) is released from confidential treatment by written consent of the disclosing Party.

     5.3 OBLIGATIONS OF PARTIES. Licensor and Licensee shall hold in confidence and not disclose (except on a confidential basis to its employees who need to know in connection with the matter described herein and who are bound to preserve the confidentiality thereof) all Proprietary Information received from the other Party in the same manner and to the same extent as it holds in


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confidence its own Proprietary Information of a similar nature and value, and shall not use any such Proprietary Information except for the purposes contemplated hereunder.

     5.4 COMPLIANCE OF EMPLOYEES OF PARTIES. Licensor and Licensee shall take appropriate action by instruction or agreement with its employees to satisfy its obligations under this Section 5 of the Agreement.


                                   SECTION 6

                         REPRESENTATIONS AND WARRANTIES

     6.1 WARRANTIES OF BOTH PARTIES. Each Party represents and warrants that it has the full authority to enter into this Agreement.

     6.2 WARRANTIES OF LICENSOR. Licensor represents and warrants to Licensee that: (i) it has the right and power to grant to Licensee the licenses and rights granted herein; and (ii) there are no liens or encumbrances of any kind against any information or technology to be delivered by Licensor under this Agreement (except as may have been created by Licensee) or any outstanding agreements, assignments, or encumbrances inconsistent with the provisions of this Agreement (except as may have been created by Licensee).

     6.3   NO OTHER WARRANTIES.

           (a) Licensor makes any warranty with respect to the results to be obtained by Licensee from the use of any technology licensed to Licensee under this Agreement.

           (b) Licensee acknowledges that the Licensed Technology was transferred by Licensee to Licensor pursuant to an Asset Transfer Agreement of even date herewith. Accordingly, Licensor makes no representation or warranty with respect to whether the utilization by Licensee of the Licensed Technology outside of the CE Field in the Territory may infringe any patent or other intellectual property right of any third party.

           (c) EXCEPT AS OTHERWISE PROVIDED HEREIN, NO WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSES, ARE MADE HEREUNDER.

     6.4 NO CONSEQUENTIAL DAMAGES. No Party shall be liable to any other for any lost revenue, lost profits, replacement of goods or services, or other incidental, consequential, special or indirect damages by reason of any performance or non-performance under this Agreement.



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                                   SECTION 7

                              TERM AND TERMINATION

     7.1 EFFECTIVE DATE AND TERM. This Agreement shall commence upon the Effective Date hereof and shall, unless sooner terminated as provided below, continue in full force and effect indefinitely.

     7.2 TERMINATION FOR CAUSE. Upon any material breach of this Agreement by Licensor, Licensee shall, without limitation of other remedies, have the right to terminate this Agreement and the rights, privileges and licenses hereunder granted upon ninety (90) days written notice to Licensor. Upon any material breach of this Agreement by Licensee, Licensor shall, without limitation of other remedies, have the right to terminate this Agreement, and the rights, privileges and licenses hereunder granted upon ninety (90) days written notice to Licensee. Such termination shall become effective immediately at the conclusion of such notice period unless the breaching Party shall have cured any such breach or default prior to the expiration of the ninety (90) day period.

     7.3 EFFECT OF EXPIRATION OR TERMINATION. Upon expiration of this Agreement or termination hereof for any reason, nothing herein shall be construed to release either Party from any obligation that matured prior to the effective date of such termination.

     7.4 SURVIVAL. The rights and obligations of the following Sections and Subsections of this Agreement shall survive and continue after the expiration or termination hereof and shall bind the Parties and their legal representatives, successors, heirs and assigns: 5, 6, 7.3, 7.4, and 8.


                                   SECTION 8

                                 MISCELLANEOUS

     8.1 NOTICE OF COMMUNICATION. Any notice or other communication shall be in writing and shall be personally delivered, or sent by overnight or second day courier or by first class mail, return receipt requested, to the Party to whom such notice or other communication is to be given or made at such Party's address set forth below, or to such other address as such Party shall designate by written notice to the other Party as follows:

     If to Licensor:

           Thermo BioAnalysis Corporation
           504 Airport Road
           Santa Fe, New Mexico 87504-2108



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     With a copy to:

           Thermo Electron Corporation
           81 Wyman Street
           Waltham, Massachusetts 02254
           Attention:  General Counsel

     If to Licensee:

           Thermo Separation Products Inc.
           3661 Interstate Park Road, North
           P. O. Box 10235
           Riviera Beach, Florida 33419-0235

     With a copy to:

           Thermo Electron Corporation
           81 Wyman Street
           Waltham, Massachusetts 02254
           Attention:  General Counsel

provided that any notice of change of address, and any notice or other communication given otherwise than as specified above shall be effective only upon receipt; and further that any presumption of receipt by the addressee shall be inoperable during the period of any interruption in Postal Service.

     8.2 ENTIRE AGREEMENT. This Agreement, contains the entire agreement between the Parties with respect to its subject matter, and supersedes all prior agreements, written or oral, with respect thereto.

     8.3 WAIVERS AND AMENDMENTS; NON-CONTRACTUAL REMEDIES; PRESERVATION OF REMEDIES. This Agreement may be amended, superseded, canceled, renewed or extended, and the terms hereof may be waived, only by a written instrument signed by the Parties or, in the case of a waiver, by the Party waiving compliance. No delay on the part of either Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any waiver on the part of either Party of any such right, power or privilege, nor any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof or the exercise of any other such right, power or privilege. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that either Party may otherwise have at law or in equity.

     8.4 GOVERNING LAW. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware.

     8.5 COMPLIANCE WITH GOVERNMENT REGULATIONS. Each Party agrees to comply with all federal, state and local laws, regulations and


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ordinances insofar as such laws, regulations and ordinances relate to any of the activities to be performed by either Party under this Agreement. Each Party agrees to cooperate with the other Party with respect to any filings required to be made under applicable regulations or legislation.

     8.6 SEVERABILITY. If any one or more of the provisions of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

     8.7 BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the Parties, their Affiliates, permitted assigns and their respective successors and legal representatives.

     8.8 ASSIGNMENT. Neither this Agreement nor any part hereof shall be assignable by either Party without the express written consent of the other Party, which consent will not be unreasonably withheld or delayed. Any merger, consolidation, sale of substantially all of the assets of, or the sale of a controlling interest in, either Party shall be deemed an assignment for purposes of this Section 8.8. Notwithstanding anything to the contrary contained in this Agreement, either Party shall have the right to transfer its rights, duties and privileges hereunder (a) to any of its Affiliates and (b) in connection with a merger or consolidation with another entity or the sale to another entity of the entire business to which this Agreement pertains provided that such entity shall first have agreed with the other Party to assume and perform the obligations of such Party hereunder.

     8.9 COUNTERPARTS. This Agreement may be executed by the Parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

     8.10 HEADINGS. The headings in this Agreement are for reference only, and shall not affect the interpretation of this Agreement.




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     IN WITNESS WHEREOF, the Parties have executed this Agreement under seal as of the date first above written.


                                                LICENSOR
                                                --------

                                                THERMO BIOANALYSIS CORPORATION


                                                By: /s/ Barry S. Howe
                                                    ---------------------------
                                                Name: Barry S. Howe
                                                Title: President



                                                LICENSEE
                                                --------

                                                THERMO SEPARATION PRODUCTS INC.


                                                By: /s/ Barry S. Howe
                                                    ---------------------------
                                                Name: Barry S. Howe
                                                Title: President







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                                   EXHIBIT A

                             List of Patent Rights
                             ---------------------



        Number          Title
        ------          -----
        5,037,523       Air Cooled Cartridge for Capillary Electrophoresis
        5,066,382       Thermal Control for Capillary Electrophoresis Apparatus
        5,021,646       Remote Optical Path for Capillary Electrophoresis Instrument
        5,047,134       Buffer Gradient & Temperature Gradient Capillary Electrophoresis
        5,053,115       Automated Neutral Marker for Capillary Electrophoresis


















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